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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Registration Statement of First Manistique Corporation on Form S-2 of our report dated March 10, 1995, included herein on the 1994 and 1993 consolidated financial statements of First Manistique Corporation, included herein. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





                                         SCHNEIDER, LARCHE, HAAPALA & CO.


                                         /s/ SCHNEIDER, LARCHE, HAAPALA & CO.




Escanaba, Michigan
July 17, 1996



                                Exhibit 23(a)